UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

Kips Bay Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-35080	20-8947689
(Commission File Number)	(IRS Employer Identification No.)

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

(Address of principal executive offices and Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Kips Bay Medical, Inc. (the “Company”) received a letter on February 6, 2013 from The Nasdaq Stock Market indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) because the closing bid price per share of its common stock has been below $1.00 per share for 30 consecutive trading days. The Nasdaq letter was issued in accordance with standard Nasdaq procedures.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until August 5, 2013, to regain compliance with the Bid Price Rule. To regain compliance with the Bid Price Rule, the closing bid price of the Company’s common stock must remain at $1.00 per share or more for a minimum of 10 consecutive trading days.

This notification has no immediate effect on the listing of the Company’s common stock at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2013

KIPS BAY MEDICAL, INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Operating Officer and Chief Financial Officer